Media Contact:

For Immediate Release:	HealthStream, Inc.
Mollie Condra AVP, Investor Relations & Communications (615) 301-3237

Mollie.condra@healthstream.com

HealthStream Announces Management Appointments & Change

J. Edward Pearson, SVP, promoted to Chief Operating Officer; Kevin O’Hara, SVP, resigns; and
Michael Collier joins as Vice President & General Counsel

Nashville, Tenn. (August 25, 2011) – HealthStream, Inc.(NASDAQ: HSTM), a leading provider of learning and research solutions for the healthcare industry,announced todaythat J. Edward (“Eddie”) Pearson, senior vice president, has been promoted to senior vice president & chief operating officer (COO), effective immediately, and Kevin P. O’Hara, senior vice president & general counsel, has resigned, effective September 16, 2011. Mr. O’Hara submitted his resignation in order to serve as chief executive officer of an early stage healthcare IT company focused on perioperative analytics and optimization. Michael M. Collier, formerly a corporate attorney at Bass, Berry & Sims PLC, joined HealthStream as vice president & general counsel on August 22, 2011.

In his new role as senior vice president & COO, Mr. Pearson will be responsible for day-to-day operations throughout HealthStream—with executive oversight of the Company’s human resources, client services, product management, and marketing departments. While his previous position included serving as president of HealthStream’s research business, in his new role, Mr. Pearson’s executive leadership will be expanded to include all of the Company’s products.

Having joined HealthStream in June of 2006, Mr. Pearson has demonstrated significant operational expertise as the Company has grown its capabilities to better serve our customers. Prior to his employment at HealthStream, he served as president and chief executive officer of DigiScript, Inc., chief financial officer (CFO) and executive vice president of Inforum, Inc., CFO of HIE, Inc., chief executive officer (CEO) of empactHealth.com, and CEO of Medibuy. As a member of HealthStream’s executive team, Mr. Pearson will continue to report to Robert A. Frist, Jr., chairman, president, and chief executive officer.

“In his five years at HealthStream, Eddie has been a significant contributor to the success of our Company—and I am pleased that he has accepted the position of senior vice president & COO,” said Robert A. Frist, Jr., chairman, president, and chief executive officer, HealthStream. “His extensive healthcare industry experience and strengths in strategy development, coupled with his ability to manage broad-based systems and processes, makes him ideally suited for this new role.”

As vice president & general counsel at HealthStream, Michael M. Collier will provide a wide array of in-house corporate counsel tasks, playing an advisory role for legal, governance, and compliance matters. His responsibilities will include those fulfilled by Kevin O’Hara as general counsel. Michael previously served as a corporate attorney at Bass, Berry & Sims PLC, where he represented numerous mergers and acquisitions across multiple industries, including healthcare. His education includes a J.D. from the University of California, Berkeley School of Law, with an M.A. and B.A. from the University of Tennessee.

“Kevin O’Hara has been a highly effective member of our executive team at HealthStream—and I am confident that he will provide strong leadership for the venture he is joining,” said Frist. “Michael Collier’s background makes him an ideal successor in the general counsel role at HealthStream—and we are excited to welcome him to the Company.”

About HealthStream
HealthStream (NASDAQ: HSTM) is a leading provider of learning and research solutions for the healthcare industry, transforming insight into action to deliver outcomes-based results for healthcare organizations. Through HealthStream’s learning solutions—which have been contracted by over 2.5 million hospital-based healthcare professionals—healthcare organizations create safer environments for patients, increase clinical competencies of their workforces, and facilitate the rapid transfer of the latest knowledge and technologies. Through our research products, executives from healthcare organizations gain valuable insight about patients’ experiences, workforce challenges, physician relations, and community perceptions of their services. Based in Nashville, Tennessee, HealthStream has an additional office in Baltimore, Maryland. For more information about HealthStream’s learning and research solutions, visit www.healthstream.com or call us at 800-933-9293.

This press release contains forward-looking statements that involve risks and uncertainties regarding HealthStream. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results.The Company’s preliminary financial results, while presented with numerical specificity, are forward-looking statements which are based on a variety of assumptions regarding the Company’s operating performance that may not be realized, and which are subject to significant uncertainties and potential contingencies associated with the Company’sfinancial and accounting procedures and other matters referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking information should not be regarded as a representation or warranty by the Company that such projections will be realized.

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